UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2007

Commission File No. 0-20740

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0277592
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92618-2402

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 29, 2007, the Board of Directors (“Board”) of Epicor Software Corporation (“Epicor”) elected Michael L. Hackworth to the Board of Directors effective November 29, 2007. With Mr. Hackworth’s addition to the Board, the company has increased the size of the Board to six directors. Mr. Hackworth’s initial term will run up to the Company’s 2008 annual meeting. In connection with his service to the Company as a director, Mr. Hackworth will be entitled to receive an annual cash retainer and meeting fees in accordance with the Company’s director compensation policy, as well as an initial restricted stock grant of 15,000 shares of Epicor common stock under the Company’s 2007 Stock Plan. The Board of Directors of the Company has not yet made any determination concerning the Committees of the Board of Directors to which Mr. Hackworth may be appointed.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Hackworth, or members of his immediately family, had or will have a direct or indirect material interest, other than his director compensation arrangements.

Mr. Hackworth most recently served from June 2002 to April 2007 as chairman and CEO of Tymphany Corporation, a private audio transducer manufacturing company he co-founded. He continues as chairman of Tymphany and also currently serves as “Advisor to Entrepreneurs,” assisting early stage management teams with strategy and financing, a role he has played since 1999. Mr. Hackworth also serves on the board of publicly traded Virage Logic Corp. Prior to becoming chairman of publicly traded Cirrus Logic in April 1999, Mr. Hackworth served as president and chief executive officer of the Company since its founding in January 1985. Under his leadership, Cirrus Logic grew from a start-up venture to become a major supplier of advanced integrated circuits. Before joining Cirrus Logic, Mr. Hackworth spent 18 years serving in positions of ever-increasing responsibility with Signetics Corp., a subsidiary of N.V. Philips, Motorola and Fairchild Semiconductor. Mr. Hackworth holds a Bachelor of Science degree in engineering from Santa Clara University. Among several industry and leadership awards received by Mr. Hackworth were his recognition by Ernst & Young in 1990 as the Semiconductor Entrepreneur of the Year and his receipt in 2001 of the third annual Dr. Morris Chang Exemplary Leadership Award presented by the Fabless Semiconductor Association (FSA).

Attached to this Current Report, as Exhibit 99.1, is a copy of the news release for Epicor Software Corporation dated December 3, 2007 titled “Cirrus Logic Co-Founder and Current Chairman Joins Epicor Board of Directors.”

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	News release for Epicor Software Corporation dated December 3, 2007 titled “Cirrus Logic Co-Founder and Current Chairman Joins Epicor Board of Directors”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: December 4, 2007	/s/ John D. Ireland
John D. Ireland
Sr. Vice President and General Counsel

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Exhibit Index

Exhibit Number	Description of Document

99.1	News release for Epicor Software Corporation dated December 3, 2007 titled “Cirrus Logic Co-Founder and Current Chairman Joins Epicor Board of Directors”

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